STOCK PURCHASE AND EXCHANGE AGREEMENT

                           THIS STOCK  PURCHASE  AND  EXCHANGE  AGREEMENT  (this
                  "Agreement") is made and entered into as of June 1, 1999, by and among Digital Courier Technologies, Inc., a Delaware corporation ("DCTI") and SB.com, Inc., a Florida corporation (the "Company"), and Jim Thompson, Ken Nagel, Doug Wetzel and Steve Cannon, the stockholders of the Company (the "Stockholders").


                                    RECITALS

                           WHEREAS,  the  Company is engaged in the  business of
                  credit card transaction processing (the "Business");

                           WHEREAS,  the  Stockholders own all of the issued and
                  outstanding shares of capital stock of the Company; and

                           WHEREAS, the Stockholders desire to sell to DCTI, and
                  DCTI desires to purchase from the Stockholders, all of such issued and outstanding shares of capital stock of the Company on the terms and conditions set forth herein (the "Acquisition").

                           NOW,  THEREFORE,  in  consideration  of the premises,
                  representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:


                         PURCHASE AND SALE OF THE SHARES

         Purchase and Sale of the Shares. The Stockholders hereby agree to exchange, sell, transfer and deliver to DCTI, and DCTI hereby agrees to purchase and acquire from the Stockholders, as of the date hereof, all of the outstanding capital stock (the "Shares") of the Company free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         Consideration for Shares. DCTI shall deliver to the Stockholders, in exchange and as consideration for the Shares, stock certificates representing in the aggregate 2,840,000 shares of DCTI's Common Stock (the "DCTI Shares"), par value $.0001 per share.

         Delivery of Shares. The Stockholders shall deliver to DCTI, in addition to those items set forth in Section 6.2, in exchange for the DCTI Shares, stock certificates representing all of the Shares, duly endorsed in favor of DCTI or accompanied by stock powers duly executed in favor of and in a form reasonably acceptable to DCTI, together with the minute books and stock ledger of the Company.

         Legends. The certificates evidencing the DCTI Shares shall bear the following legend and any legends required by any state securities laws:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

                           The Company and each of the Stockholders  jointly and
                  severally agree with, and represent and warrant to DCTI as follows:

         Corporate Existence, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. The Company is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Company and each of the Stockholders, has been authorized by all necessary corporate action of the Company and constitutes a legal, valid and binding obligation of the Company and each of the Stockholders, enforceable against the Company and each of the Stockholders in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

         Capitalization. The authorized capital stock of the Company consists of 7,500,000 shares of common stock, $0.0001 par value per share, of which 7,500,000 shares are issued and outstanding (the "Shares"). All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any shares of the Company's capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock.

         Good and Marketable Title To Shares. All of the Shares are owned, beneficially and of record, only by the Stockholders and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Stockholders have the absolute and unrestricted right, power, authority and capacity to transfer the Shares to DCTI and upon the Closing, without exception, DCTI will acquire from the Stockholders legal and beneficial ownership of, good and valid title to, and all rights to vote, the Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         Subsidiaries.   The  Company  does  not  presently  own,   directly  or
indirectly, any interest in any other corporation, association, joint venture or other business entity.

         Financial Statements. The unaudited balance sheet and related statements of income and cash flows of the Company at and for its fiscal year ended December 31, 1998 and at and for the quarter ended March 31, 1999 (the "Company Financial Statements") have been provided to DCTI. The internal books and records of the Company from which the Company Financial Statements were prepared do not contain any information which is false or misleading. The Company Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the Company's accounting policies and principles, applied on a consistent basis; and (iii) present fairly the Company's financial position and results of operations at the dates and for the periods reflected therein.

         Properties. The Company does not own or hold title to any real property. The Company has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to any mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, the Company is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by the Company in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         Litigation. No litigation, arbitration or proceeding is pending or, to the best knowledge of the Company, threatened by or against the Company, its properties or assets, the Shares or its officers, directors or the Stockholders before any court or any government agency, and, to the knowledge of the Company, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Company, the Company is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, its properties or assets or the Shares.

         Taxes.
         ------

               Definition of Taxes. For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. "Tax Returns" means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any taxing authority in connection with the determination, collection or imposition of any Taxes.

               All Tax Returns of the Company required to be filed on or prior to the date hereof have been timely filed. All such Tax Returns were correct and complete in all material respects when filed. All Taxes shown as due and payable on such Tax Returns have been paid in full. Taxes not yet due and payable do not exceed by any material amount the reserve for Taxes set forth on the most recent balance sheet of the Company delivered to DCTI. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return. The Company is not a party to any Tax allocation or sharing agreement.

               The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               No Tax Return of the Company is currently under audit, and, to the best knowledge of the Company, no issue exists which would cause it to believe that a material Tax deficiency may be imposed by any Tax authority. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time for the assessment of any Tax. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               The Company is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 162(m) or
Section 280G whether paid prior to or after the Closing. Prior to the Closing, the Company will not have experienced a ownership change within the meaning of Code Section 382. The Company has not been an United States real property holding corporation within the meaning of Code Section 897(c)(2).

               The Company does not have any liability for the Taxes of any other Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor,
(iii) by contract, or (iv) otherwise.

         Non-Contravention. The execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Company, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Company is a party or by which the Company or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Company; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Company; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to the Company or its assets.

         Absence of Certain Changes. Except as set forth in Schedule 2.10, since March 31, 1999, there has not been:

               Any Material Adverse Effect;

               Any increase in the compensation paid or payable by the Company, other than in the ordinary course of business, to any of its officers, directors, employees, agents or stockholders;

               Any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of the Company, or any split-up or other recapitalization in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing;

               Any issuance, transfer, sale or pledge by the Company of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of its capital stock or other securities;

               Any indebtedness incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business;

               Any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

               Any waiver or compromise by the Company of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation;

               Any change in the accounting methods, practices or policies followed by the Company from those in effect at March 31, 1999;

               Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value other than licenses granted in the ordinary course of business;

               Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of the Company or any agreement to do any of the foregoing;

               Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which the Company is a party; or (ii) any certificate or other authorization required for the continued operation by the Company of any material portion of any of its business;

               Any resignation or termination of employment of any officer or employee of the Company;

               Any change in or amendment to the charter documents ("Articles of Incorporation") or Bylaws of the Company; or

               Any agreement or commitment by the Company to do any of the things described in this Section 2.10.

         Employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

         Insurance. There is set forth in Schedule 2.12 hereto a complete and accurate list and summary of all policies of insurance maintained by the Company pertaining to the businesses of the Company, showing the amount of coverage, the company issuing the policy and expiration date of each policy. Such policies are in full force and effect and have been in full force and effect since the Company's inception. Copies of all current insurance policies of the Company have been made available to DCTI for inspection. The Company is not in default under any of such policies. The Company is not aware of any facts concerning the Company or its operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or terminating existing policies.

         Compliance with Law; Consents. The business and operations of the Company have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. The Company is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or the Stockholders is required in connection with the execution, delivery and performance by the Company or the Stockholders of this Agreement, the consummation of the transactions contemplated hereby or DCTI's operation of the business of the Company following the Closing Date.

         Contracts and Other Agreements. Schedule 2.14 sets forth a list of all contracts and other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject, whether or not made in the ordinary course of business, that have or would be reasonably expected to have a material effect on the Business of Company. True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto and all appendices and attachments) set forth on the
Schedule 2.14 have been furnished to DCTI. Each of such contracts is valid, existing, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms (subject in each case to the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights), and the Company is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Company.

         Affiliate Relationships. Other than as provided on Schedule 2.15, the Company does not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, the Company or other party to any contract or other arrangement which is material to the Company. For purposes of this Section 2.15, the term the Company shall be deemed to include the Company, the Stockholders and any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with the Company.

         No Termination of Business Relationship. None of the entities with which the Company has a material business relationship or any other present material customer of the Company has given notice of any intention to cancel or otherwise terminate a material business relationship with the Company and the Company has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

         Consents of Non-Governmental Third Parties. No consent, waiver or approval of any non-governmental third party is necessary for the consummation by the Stockholders and the Company of the transactions contemplated hereby.

         Intellectual Property Rights. To the Company's best knowledge , the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. Schedule 2.18 contains a complete list of patents, patent applications, trade names, trademarks, service marks, brandmarks copyrights, registrations owned or used by the Company and any applications for the foregoing. All Intellectual Property is vested in (or, if applicable, leased or licensed by) the Company free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. All Intellectual Property which is licensed to the Company by others are identified in Schedule 2.18, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the operation of its business. To the Company's best knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided by DCTI. To the Company's best knowledge, no employee, officer or consultant is in violation thereof, and the Company will use its best efforts to prevent any such violation.

         No Undisclosed Liabilities. The Company does not have, and as of the Closing Date will not have, any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") except (i) Liabilities which are adequately reflected or fully reserved against in the Company Financial Statements; (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since March 31, 1999; (iii) Liabilities disclosed in the Schedules hereto; and (iv) Liabilities arising under contracts or other agreements which because of the dollar amount involved are not required to be listed in Schedule 2.14.

         Representations Complete. None of the representations and warranties made by the Stockholders or the Company herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         Broker's and Finder's Fees. Neither the Company nor the Stockholders has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                 REPRESENTATIONS AND WARRANTIES of STOCKHOLDERS
                 ----------------------------------------------

         Each of the Stockholders agree with, and represent and warrant to DCTI as follows:

         Good and Marketable Title to Shares. The Stockholders have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the Shares as provided in this Agreement.

         Purchase Entirely for Own Account. Each Stockholder understands that DCTI is entering into this Agreement with each Stockholder in reliance upon such Stockholder's representation to DCTI, which by such Stockholder's execution of this Agreement such Stockholder hereby confirms, that the DCTI Shares to be received by such Stockholder, (for purposes of Article III, the "Securities") will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Stockholder represents that it has full power and authority to enter into this Agreement.

         Disclosure of Information. Each Stockholder believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Stockholder further represents that it has had an opportunity to ask questions and receive answers from DCTI regarding DCTI and its business and operations and the terms and conditions of the offering of the Securities.

         Investment Experience. Each Stockholder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         Accredited Stockholder. Each Stockholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1993, as now in effect.

         Restricted Securities. Each Stockholder understands that the DCTI Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from DCTI in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Stockholder represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

         Foreign Investor. If such Stockholder is not a United States person, such Stockholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities,
(ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.


                     REPRESENTATIONS AND WARRANTIES OF DCTI
                     --------------------------------------

         DCTI represents and warrants to the Stockholders and the Company that:

         Corporate Existence, Good Standing and Authority. DCTI has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. DCTI has full corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and legally binding obligations of DCTI enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Capitalization. The authorized capital stock of DCTI consists of 50,000,000 shares of common stock, par value $.0001 per share, of which 14,290,522 shares are issued and outstanding, and 2,500,000 shares of preferred stock, par value $.0001 per share, of which 360 shares are issued and outstanding. All outstanding shares of DCTI capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

         DCTI Shares Fully Paid and Non-Assessable. The DCTI Shares deliverable pursuant to Section 1.2, when issued and delivered as herein provided, will be validly issued and outstanding shares of DCTI Common Stock, fully paid and nonassessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by DCTI of the transactions contemplated by this Agreement has been obtained or will be obtained prior to or upon the Closing Date.

         No Breach. The execution and delivery of this Agreement by DCTI and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of DCTI, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which DCTI is a party or by which DCTI or its assets are bound;
(ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the DCTI; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the DCTI; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to DCTI or its assets.

         Financial Statements. The consolidated audited financial statements of DCTI and its subsidiaries as filed with the Securities and Exchange Commission (the "SEC") on Form 10K/A on October 14, 1998, as amended (the "DCTI Audited Financial Statements") and the unaudited consolidated financial statements of DCTI and its subsidiaries as filed with the SEC on Forms 10-Q on February 12, 1999 and May 6, 1999 (the "DCTI Unaudited Financial Statements") comply as to form in all material respects with applicable accounting requirements and with applicable rules and regulations of the Securities and Exchange Commission. The DCTI Audited Financial Statements and the DCTI Unaudited Financial Statements
(i) were prepared in accordance with DCTI's internal books and records; (ii) were prepared in accordance with DCTI's accounting policies and principles, and are in accordance with GAAP, applied on a consistent basis; and (iii) present fairly DCTI's financial position and results of operations at the dates for the periods reflected therein.

         Representations Complete. None of the representations and warranties made by DCTI herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         Broker's and Finder's Fees. DCTI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                             CONDITIONS PRECEDENT TO
                               OBLIGATIONS OF DCTI
                               -------------------

                           The obligation of DCTI to consummate the transactions
                  contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by DCTI:

         Representations and Warranties True. All representations and warranties of the Company and the Stockholders in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to DCTI by the Company or the Stockholders under this Agreement, shall be true and correct on and as of the Closing Date as if made on the date thereof.

         Delivery of Documents. The Stockholders and DCTI shall have entered into the Employment Agreements and a registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit C.

         Schedules. The Company shall have completed and attached hereto all Schedules required by this Agreement, and all such Schedules shall have been acceptable to DCTI, in its sole discretion.


                                     CLOSING
                                     -------

         Time and Place. The purchase and sale of the Shares hereunder (the "Closing") shall occur at DCTI's office in Park City, Utah at 10:00 a.m. on June 4, 1999 or at such other time and date to which the parties may agree in writing (the "Closing Date").

         Deliveries of the Company. At the Closing, the Company will execute and deliver or cause to be executed and delivered to DCTI:

               Stock   Certificates.   Certificates   representing  the  Shares,
endorsed over to DCTI or accompanied by duly executed stock powers;

               Corporate Documents. The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of a recent date and the Bylaws of the Company, certified by the secretary of the Company as in effect at the Closing;

               Certificate of Good Standing. Certificates of Good Standing, dated as of a recent date, with respect to the Company, issued by the appropriate authority of each jurisdiction listed in Schedule 6.2(c);

               Resolutions. A copy of the resolutions of the Board of Directors of the Company, certified by the secretary of the Company as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by the Company;

               Books and Records. All of the minute books, stock ledgers and similar corporate records of the Company;

               Consents. Evidence that all consents, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to sell and exchange the Shares and to consummate the transactions contemplated hereby have been obtained by the Company;

               Termination of Employment Agreements. Evidence of the termination of those employment agreements listed in Schedule 6.2 (h);

               Opinion of Counsel. An opinion of counsel to Seller, in the form attached hereto as Exhibit B (the "Seller's Counsel Opinion");

               Company's Certificate. A certificate from Company dated the Closing Date, in the form attached hereto as Exhibit C.;

               Registration   Rights   Agreements.   The   Registration   Rights
Agreement;

               Non-Competition Agreements. The Non-competition Agreements; and

               Other Documents. Such other documents and instruments as DCTI or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                          All  documents  delivered to DCTI shall be in form and
               substance reasonably satisfactory to DCTI and its counsel.

         Deliveries of DCTI. At the Closing, DCTI will execute and deliver or cause to be executed and delivered to the Company simultaneously with delivery of the items referred to in Section 6.2 above:

               Payment of the Consideration.  The DCTI Shares;

               Registration Rights Agreement. The Registration Rights Agreement;

               Other Documents. Such other documents and instruments as DCTI or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                          All  documents  delivered  to the Company  shall be in
               form and substance reasonably satisfactory to DCTI.

               OBLIGATIONS OF STOCKHOLDERS AND DCTI AFTER CLOSING
               --------------------------------------------------

         Indemnification by the Stockholders. The Stockholders shall indemnify and hold harmless DCTI and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by DCTI (collectively "Damages") resulting from:

               The breach of any of the representations or warranties made by the Company or the Stockholders in this Agreement;

               The breach or the failure of performance by the Company or the Stockholders of any of the covenants that they are to perform hereunder;

               The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

               The death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of the Company (whether asserted, discovered or established before or after the Closing), and whether or not it is the subject matter of a claim or action disclosed in the Schedules to this Agreement; and

               All employment-related claims and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or after the Closing).

                          Damages shall exclude any amount with respect to which
               DCTI or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

         Indemnification by DCTI. DCTI shall indemnify and hold harmless the Stockholders, in respect of any and all claims, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Stockholders resulting from:

               The breach of any of the representations or warranties made by DCTI in this Agreement; or

               The breach or the failure of performance by DCTI of any of the covenants that it is to perform hereunder.

         Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 9.8 of this Agreement.

         Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom,
(i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

         Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check to the indemnified party.

         Limitations on Indemnification. Notwithstanding any provision of this Agreement to the contrary, the Stockholders shall (i) have no obligation to indemnify any person entitled to indemnity under Section 8.1 unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of $25,000 (the "Deductible") and then only to the extent of such excess, and (ii) the Stockholders' aggregate liability under Section 8.1 shall in no event exceed the value (determined as of the Closing Date) of the DCTI Shares.


                               GENERAL PROVISIONS
                               ------------------

         Survival. The representations and warranties of the Company and the Stockholders set forth in this Agreement or in any instrument or document furnished in connection herewith shall survive the Closing and (a) the representations and warranties set forth in Sections 2.3 and 2.7 will survive until the expiration of the respective statute of limitations with respect to such matters and (b) all other representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 8.1 or 8.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this
Section 9.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

         Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

         Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         Successors and Assigns. This Agreement shall not be assigned by the Company or the Stockholders without the written consent of DCTI. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

         Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

         To the Company at:                 ------------------------------------
                                            ------------------------------------
                                            ------------------------------------


         To the Stockholders:               ------------------------------------
                                            ------------------------------------
                                            ------------------------------------


         To DCTI at:                        Digital Courier Technologies, Inc.
                                            136 Heber Avenue, Suite 204
                                            P.O. Box 8000
                                            Park City, UT  84060
                                            Facsimile: (435) 655-3648
                                            Attention:  Executive Vice President

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this Section 9.9 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

         Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 9.11. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Utah shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Schedule 9.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Schedule 9.8 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         Counterparts.   This   Agreement   may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.

                              SB.com, Inc.

                              By: /s/ Kenneth G. Nagel
                                                      --------------------------
                              Name:   Kenneth G. Nagel
                                                      --------------------------
                              Title:  President
                                               ---------------------------------




                              DIGITAL COURIER TECHNOLOGIES, INC.

                              By: /s/ Mitchell Edwards
                                                      --------------------------
                              Name:   Mitchell Edwards
                                                      --------------------------
                              Title:  Executive Vice President
                                                              ------------------
                              STOCKHOLDERS

                              /s/ Kenneth G. Negal


                              /s/ Kenneth J. Nagel


                              /s/ Henry Nagel


                              /s/ Chelsea Nagel


                              /s/ Douglas Wetzel


                              /s/ Landon Wetzel


                              /s/ Stephen Cannon


                              /s/ Michael Cannon


                              /s/ James Thompson


                              /s/ Robin Thompson Mauro

                              /s/ Mary Saad

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


               This Registration Rights Agreement (this "Agreement") is made and entered into as of June 1, 1999, among Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), and Jim Thompson, Ken Nagel, Doug Wetzel and Steve Cannon (the "Stockholders").

               This Agreement is made pursuant to the Stock Purchase and Exchange Agreement, dated as of the date hereof among the Company and the Purchaser (the "Purchase Agreement").

               The Company and the Stockholders hereby agree as follows:

         1.    Definitions

               Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               "Advice" has meaning set forth in Section 3(o) hereof.

               "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

               "Allowable Grace Period" has the meaning set forth in Section 3(p) hereof.

               "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the Company's Common Stock, par value $.0001 per share.

               "Effectiveness Date" the date that the Commission declares the Registration Statement to be effective.

               "Effectiveness Period" has the meaning set forth in Section 2(a) hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of the Shares.

               "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

               "Registration Statement(s)" means the Registration Statement and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

               "Rule 144" means Rule 144 promulgated by the Commission  pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 158" means Rule 158 promulgated by the Commission  pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Rule 415" means Rule 415 promulgated by the Commission  pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shares" the shares of Common Stock issuable pursuant to the Purchase Agreement, up to a maximum of one million shares.


               "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

         2.    Shelf Registration
               ------------------

               (a) As soon as practicable after the date hereof, the Company shall prepare and file with the Commission a Registration Statement covering 250,000 Shares, for an offering to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415. As soon as practicable after the three-month, six-month, and nine-month anniversaries of the Effectiveness Date, the Company shall, at its option, either prepare and file with the Commission a new registration statement covering an additional 250,000 Shares or amend an existing Registration Statement to include an additional 250,000 Shares on each such anniversary. The Registration Statement shall be on Form S-3 or any successor form (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

               (b) If the Shares are to be offered and sold in an Underwritten Offering, and if the managing underwriters advise the Company and the Stockholders in writing that in their opinion the amount of Shares proposed to be sold in such Underwritten Offering exceeds the amount of Shares which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Shares which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Stockholders proposing to sell Shares in such Underwritten Offering.

               (c) No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Shares on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

         3.    Registration Procedures
               -----------------------

                      In connection with the Company's registration obligations hereunder, the Company shall:

               (a) As soon as practicable after the date hereof, prepare and file with the Commission, a Registration Statement on Form S-3 or its successor form (or if the Company is not then eligible to register for resale the Shares on Form S-3 such registration shall be on another appropriate form in accordance herewith), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than a reasonable time prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (but not including any document that would be incorporated therein by reference), the Company shall, if reasonably practicable (i) upon request furnish to the Holders, copies of all such documents proposed to be filed, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Shares, shall reasonably object.

               (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Shares for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

               (c) Notify the Holders of the Shares to be sold, and any managing underwriters as promptly as possible (and, in the case of (i)(A) below, not less than a reasonable time prior to such filing) no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest practicable moment.

               (e) Furnish to each Holder, and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

               (f) Promptly deliver to each Holder, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Shares covered by such Prospectus and any amendment or supplement thereto.

               (g) Prior to any public offering of the Shares, use its best efforts to register or qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

               (h) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least two
(2) Business Days prior to any sale of Shares.

               (i) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (j) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of the Shares, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

               (k) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm commitment or best efforts Underwritten

Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

               (l) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Shares as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Shares of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

               (m) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

               (n) Each Holder covenants and agrees that (i) it will not sell any Shares under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective, and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of the Shares pursuant to the Registration Statement.

               (o) Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Shares under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

               (p) If (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (b) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company, which the Company's Board of Directors determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 90 consecutive days (an "Allowable Grace Period).

         4.    Registration Expenses
               ---------------------

               (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in Section 4(b), shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Shares are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for the Shares and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Shares included in the Registration Statement),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Shares on any securities exchange as required hereunder.

         5.    Rule 144
               --------

         As long as any Holder owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or l5(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Shares, if the Company is not required to file reports pursuant to
Section 13(a) or l5(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         6.    Miscellaneous
               -------------

               (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

               (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Shares to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given to each Holder at its address set forth under its name on Schedule 1 attached hereto or such other address as may be designated in writing hereafter, in the same manner, by such Person.

               (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

               (f) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale the Shares in accordance with the terms of this Agreement, shall be automatically assignable by each Holder if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

               (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

               (h) Governing Law. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Stockholders, as stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in Salt Lake City, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

               (i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (k)    Headings.   The  headings  in  this   Agreement   are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                            DIGITAL COURIER TECHNOLOGIES, INC.


                                            By:  /s/ Mitchell Edwards
                                               ---------------------------------
                                                 Name:  Mitchell Edwards
                                                 Title: Executive Vice President



                                            THE STOCKHOLDERS


                                            By:  /s/ Jim Thompson
                                               ---------------------------------
                                                 Name:



                                            By:  /s/ Ken Nagel
                                               ---------------------------------
                                                 Name:



                                            By:  /s/ Steve Cannon
                                               ---------------------------------
                                                 Name:


                                            By:  /s/ Doug Wetzel
                                               ---------------------------------
                                                 Name:


Company
-------

Digital Courier Technologies, Inc.
136 Heber Avenue, Suite 204
P.O. Box 8000
Park City, Utah 84060
Fax:  435-655-3647